UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2022

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Item 1.01.   Entry into a Material Definitive Agreement Item

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 5, 2022, Elite Pharmaceuticals, Inc., a Nevada corporation (the “Registrant”), entered into an employment agreement with Robert Chen to serve as the Registrants’ Chief Financial Officer, replacing Marc Bregman, who served as the Registrant’s Chief Financial Officer effective May 16, 2022.

In connection with the appointment of Mr. Chen as Chief Financial Officer of the Registrant, Mr. Chen and the Registrant entered into a letter agreement (the “Employment Letter”). A copy of the Employment Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the summary of the material terms of the Employment Letter set forth in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibit.

Pursuant to the terms of the Employment Letter, commencing on May 16, 2022, Mr. Chen became an at-will employee of the Registrant as its Chief Financial Officer. Mr. Chen will fulfill his responsibilities as Chief Financial Officer, and he will receive an annual base salary of $250,000, payable in accordance with the Registrant’s payroll practices. Pursuant to the Employment Letter, Mr. Chen agrees to not knowingly undertake or engage in any employment, occupation, or business enterprise that is, directly or indirectly, adverse to the interest of the Registrant.

Upon approval by the Board of Directors of Elite, Mr. Chen will be granted stock options to purchase 900,000 ELTP Shares. The options will vest over a three-year period, commencing one year from the date of issuance. The strike price will be equal to the closing price of the Company’s stock as traded on the OTC Bulletin Board (symbol ELTP) on the first day of employment.

In addition, pursuant to the Employment Letter, Mr. Chen may become eligible for cash and/or equity-based awards that may be granted by the Registrant in the future, with any such awards to be granted at the discretion of the Registrant and its Chief Executive Officer. Mr. Chen will be entitled generally to the same benefits offered to other employees of Elite, subject to applicable eligibility requirements.

The Registrant and Mr. Chen also entered into the Registrant’s standard Employee Proprietary Information and Non-Solicitation Agreement that the Registrant requires its employees to execute in connection with their employment with the Registrant.

Mr. Chen joins Elite with broad experience in financial and operational leadership for life science companies, both private and public, ranging from preclinical development to commercial operations. Before joining the Registrant, from December 2020 to February 2022, Mr. Chen served as Vice President for KBP Biosciences. From July 2019 to October 2020, Mr. Chen was the Chief Financial Officer at Victory Commercial Management. Mr. Chen held various other financial positions in the life sciences sector with increasing responsibilities. Mr. Chen is a certified public accountant and began his career with Price Waterhouse and served as an Industrial Financial Analyst. Mr. Chen brings with him extensive and diversified financial leadership background in the areas of financial reporting, including manufacturing, financial and cost accounting, SEC, GAAP and IFRS, as well as financial planning and analysis.

Mr. Chen has a Bachelor of Science in Business Administration, Accounting, and a Master of Professional Accountancy degree from the University of Southern Mississippi. He is a Certified Public Accountant (CPA).

Effective as of May 16, 2022, Mr. Chen replaced Mr. Bregman as the Registrant’s Chief Financial Officer, and Mr. Bregman, who also served as the Registrant’s Secretary and Treasurer, ceased providing services to the Registrant in such capacities as of April 29, 2022.

On May 11, 2022, the Registrant issued a press release announcing the appointment of Mr. Chen as its Chief Financial Officer, effective as of May 16, 2022. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated May 5, 2022, between Elite Pharmaceuticals, Inc. and Robert Chen
99.1	Press Release dated February 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2022	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO